UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐

Preliminary Proxy Statement

☐

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐

Definitive Proxy Statement

☒

Definitive Additional Materials

☐

Soliciting Material Pursuant to §240.14a-12

AMERICAN PHYSICIANS SERVICE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒

No fee required.

☐

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

☐

Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)

Amount Previously Paid:

(2)

Form, Schedule or Registration Statement No.:

(3)

Filing Party:

(4)

Date Filed:

AUSTIN, TX – (MARKET WIRE) – November 1, 2010 – American Physicians Service Group, Inc. (“APS”) (NASDAQ:  AMPH) today announced that it has mailed definitive proxy materials to APS shareholders for the purpose of voting on a proposal to approve a merger between APS and ProAssurance Corporation (“ProAssurance”) (NYSE:  PRA) and adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated August 31, 2010, among APS, ProAssurance and CA Bridge Corporation, a wholly-owned subsidiary of ProAssurance (“Merger Sub”), as it may be amended from time to time, pursuant to which Merger Sub will merge with and into APS, with APS continuing as the surviving corporation and wholly-owned subsidiary of ProAssurance (the “Merger”).

The special meeting of shareholders to approve the Merger and adopt the Merger Agreement will be held at APS’ offices, 1301 S. Capital of Texas Highway, Suite C-300, Austin, Texas 78746, on Monday, November 29, 2010 at 1:00 p.m. local time.  APS shareholders of record as of the close of business on October 15, 2010 will be entitled to vote and have been mailed a definitive proxy statement in connection with the special meeting.  The Board of Directors of APS has determined that the transaction is in the best interests of APS’ shareholders and, thus, has unanimously approved the Merger and the Merger Agreement and recommends that APS shareholders vote in favor of approval of the Merger and adoption of the Merger Agreement.

At the effective time of the Merger, each outstanding share of common stock of APS, other than shares owned by APS, any subsidiary of APS or by any shareholders who object to the Merger and properly exercise their dissenters’ rights under Texas law, will be canceled and converted into the right to receive payment of cash in an amount equal to $32.50.

The completion of the Merger is subject to customary conditions, including without limitation, approval by the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the redemption of APS’ outstanding Series A redeemable preferred stock prior to the record date for the shareholder meeting to be held to vote on the Merger, approval of the transaction by the Texas Department of Insurance and APS shareholder approval of the Merger.  In a letter dated September 24, 2010 the U.S. Federal Trade Commission notified APS that early termination of the waiting period under the HSR Act had been granted effective immediately with respect to the proposed Merger.  Also on September 24, 2010, APS redeemed all outstanding shares of its Series A redeemable preferred stock.

Shareholders are encouraged to read APS’ definitive proxy materials in their entirety as they provide, among other things, a detailed discussion of the process that led to the execution of the Merger Agreement and the reasons behind APS’ Board of Directors’ unanimous recommendation that shareholders approve the Merger and adopt the Merger Agreement.

Shareholders with questions about the Merger Agreement or that need assistance voting their shares should contact APS’s proxy solicitor, Morrow & Co., LLC toll-free at (800) 276-3011 (shareholders) or (203) 658-9400 (banks and brokers), or by calling Mr. Marc Zimmermann, Chief Financial Officer of APS, or Mr. William Hayes, Secretary of APS, at (512) 328-0888.

About APS

APS is an insurance holding company with subsidiaries that provide medical malpractice insurance for physicians and other healthcare providers. APS is headquartered in Austin, Texas. Further information about the Company is available on the Internet at www.amph.com.

About ProAssurance

ProAssurance Corporation is the nation’s largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward’s 50 for the past four years. ProAssurance is rated “A” (Strong) by Fitch Ratings; ProAssurance Group is rated “A” (Excellent) by A.M. Best.

Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The transaction will be submitted to the shareholders of APS for their approval.

In connection with the proposed transaction, the Board of Directors of APS has filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement has been mailed to shareholders of APS.

INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and shareholders will be able to obtain copies of the proxy statement and other documents filed by APS without charge at the SEC’s website at www.sec.gov or at APS’ website, www.amph.com. The proxy statement and such other documents may also be obtained without charge from APS by directing such request to Mr. Marc Zimmermann, American Physicians Service Group, Inc., 1301 South Capital of Texas Highway, Suite C-300, Austin, TX 78746; telephone: (512) 328-0888.

APS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from APS’ shareholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in APS’ proxy statement relating to the 2010 annual shareholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2009, both filed with the SEC, and is also set forth in the definitive proxy statement relating to the transaction, which was filed on October 18, 2010.

Caution Regarding Forward-Looking Statements

Statements in this press release that are not historical fact or that convey APS’ view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon the company’s estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from expected results. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements represent the company’s outlook only as of the date of this press release. Except as required by law or regulation, APS does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements: of the company’s plans, strategies and objectives for future operations; concerning new products, services or developments; regarding future economic conditions, performance or outlook; as to the outcome of contingencies; of beliefs or expectations; and of assumptions underlying any of the foregoing.

Risks that could adversely affect the proposed Merger include but are not limited to the following:

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require APS to pay a $8,500,000 termination fee;

•

the outcome of any legal proceedings instituted against APS and others in connection with the proposed Merger;

•

the satisfaction of the closing conditions set forth in the Merger Agreement including the approval of APS’ shareholders and regulatory approvals;

•

adverse regulatory conditions that may be imposed in connection with governmental approvals of the Merger;

•

the failure of the Merger to close for any reason;

•

the effect of the announcement of the Merger on APS’ customer relationships, operating results and business generally;

•

business uncertainty and contractual restrictions that may exist during the pendency of the Merger;

•

any significant delay in the expected completion of the Merger;

•

the amount of the costs, fees, expenses and charges related to the Merger;

•

the business of ProAssurance and APS may not be combined successfully, or such combination may take longer to accomplish than expected;

•

diversion of management’s attention from ongoing business concerns;

•

future financial performance of APS; and

•

general economic conditions, either nationally or in APS’ market areas, that are different than anticipated.

Additional risk factors that may cause outcomes that differ from expectations or projections are described in various documents filed by APS and ProAssurance with the SEC, such as each company’s current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

For further information, visit the APS website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)

Mr. Tim LaFrey, President (or)

Mr. Marc Zimmermann, Chief Financial Officer

American Physicians Service Group, Inc.

1301 S. Capital of Texas Highway, C-300

Austin, Texas  78746

(512) 328-0888

3